Statement Under Oath of Principal Financial Officer of PepsiCo, Inc.
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Indra K. Nooyi, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports (as defined below) of PepsiCo, Inc., and, except as corrected or supplemented in a subsequent covered report:
  No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2)	I have reviewed the contents of this statement with PepsiCo's Audit Committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement is a “covered report”:
  Annual Report on Form 10-K for the fiscal year ended December 29, 2001 of PepsiCo, Inc.
  All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of PepsiCo, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  Any amendments to the foregoing.

Dated: July 24, 2002

/s/ Indra K. Nooyi Name: Indra K. Nooyi Title: President and Chief Financial Officer

Subscribed and sworn to before me
this 24th day of July, 2002.

/s/ Cathleen Gold
Notary Public, State of New York
No. 5005541
Qualified in Westchester County
My Commission Expires Dec. 14, 2002